UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 20, 2026 (August 20, 2026)

Commission File Number	Registrant; State of Incorporation Address; and Telephone Number	I.R.S. Employer Identification No.
333-295863	BSTR Holdings, Inc.	39-4168967

901 N Market St, Suite 100 Wilmington, DE 19801

Delaware

Telephone: 302-391-6692

333-295863-01	BSTR Newco, LLC	39-4210404

901 N Market St, Suite 100 Wilmington, DE 19801

Delaware

Telephone: 302-391-6692

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

The information contained in Item 1.02 of this Current Report on Form 8-K with respect to the Termination and Release Agreement (as defined below) is incorporated by reference into this Item 1.01.

Item 1.02. Termination of a Material Definitive Agreement.

As previously disclosed, BSTR Holdings, Inc., a Delaware corporation (“Pubco”), entered into a business combination agreement, dated as of July 16, 2025, as amended on March 25, 2026 (the “Business Combination Agreement”), with Cantor Equity Partners I, Inc., a Cayman Islands exempted company (“CEPO”), BSTR Newco, LLC, a Delaware limited liability company (“Newco”), BSTR Holdings (Cayman), a Cayman Islands exempted company (“BSTR” or the “Seller”), and the other parties thereto. On July 8, 2026, CEPO announced that CEPO and BSTR were discussing a potential revised structure and amended terms for the previously announced business combination and would not complete the transaction on the terms initially set forth in the Business Combination Agreement (such business combination, the “Business Combination” and together with the other transactions contemplated by the Business Combination Agreement, the “Proposed Transactions”).

On August 20, 2026, the parties to the Business Combination Agreement, Cantor EP Holdings I, LLC, a Delaware limited liability company (the “Sponsor”), and Blockstream Capital Partners LLC, a Cayman Islands limited liability company (“BCP”), entered into a Termination and Release Agreement (the “Termination and Release Agreement”) to terminate the Business Combination Agreement in its entirety pursuant to Section 10.1(a) thereof (the “Termination”).

Pursuant to the Termination and Release Agreement, the Seller agreed to pay to CEPO, or to request BCP to pay to CEPO, an aggregate of $15,000,000 in cash, of which $10,000,000 shall be paid on September 19, 2026, and $5,000,000 shall be paid on December 1, 2026. Additionally, concurrently with the termination of the Business Combination Agreement, each of the Ancillary Documents (as defined in the Business Combination Agreement) were automatically terminated. As a result, the Business Combination Agreement and Ancillary Documents (collectively, the “Transaction Documents”) are of no further force and effect. Each party to the Business Combination Agreement has released the other parties from any and all liabilities, damages and claims, known and unknown, relating to the Transaction Documents, any breaches thereunder and the Proposed Transactions, subject to certain exceptions set forth in the Termination and Release Agreement, including the waiver of claims against CEPO’s trust account. The Termination and Release Agreement also contains a covenant not to sue and other customary terms.

The foregoing summary of the Termination and Release Agreement is qualified in its entirety by the text of the Termination and Release Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

As previously disclosed, the pending private placements in connection with the Business Combination pursuant to the subscription agreements among CEPO, BSTR, Newco and the investors party thereto, as applicable (the “Subscription Agreements”), are not required to be consummated, and the respective Subscription Agreements automatically terminated in accordance with their terms.

Item 8.01 Other Events.

In connection with the Termination, Cantor Fitzgerald & Co. (“CF&Co.”), CEPO and Pubco terminated that certain engagement letter, dated July 17, 2025, among such parties, which provided for the engagement by Pubco and CEPO of CF&Co. as lead placement agent and arranger for certain proposed private placements undertaken in connection with the Proposed Transactions. This termination contained mutual releases by the parties from any and all liabilities, and damages and claims, known and unknown, any breaches thereunder and the proposed private placements, subject to certain exceptions, as well as a covenant not to sue and other customary terms. Additionally, CF&Co. terminated that certain engagement letter, dated July 17, 2025, with CEPO, pursuant to which CEPO had engaged CF&Co. as its exclusive financial advisor for the Proposed Transactions.

As a result of the Termination, Pubco and Newco intend to withdraw the Registration Statement on Form S-4, as amended from time to time, initially filed by Pubco and Newco with the U.S. Securities and Exchange Commission on May 14, 2026. On August 20, 2026, Pubco issued a press release announcing the termination of the Business Combination Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1+	Termination and Release Agreement, dated as of August 20, 2026, by and among CEPO, Pubco, Newco, the Seller, the Sponsor, and the other parties named therein.
99.1	Press Release, dated August 20, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

+	Certain schedules, exhibits and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. CEPO will provide a copy of such omitted materials to the Securities and Exchange Commission or its staff upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BSTR HOLDINGS, INC.

Date: August 20, 2026	By:	/s/ Adam Back
		Name:	Adam Back
		Title:	President and Secretary

BSTR NEWCO, LLC

Date: August 20, 2026	By:	/s/ Adam Back
		Name:	Adam Back
		Title:	Chief Executive Officer and Sole Manager

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